UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2026

PORTLAND GENERAL ELECTRIC COMPANY
(Exact name of registrant as specified in its charter)
Oregon	001-5532-99	93-0256820
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

121 SW Salmon Street, Portland, Oregon 97204

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (503) 464-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of class)	(Trading Symbol)	(Name of exchange on which registered)
Common Stock, no par value	POR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01 Entry into a Material Agreement.

On March 23, 2026, Portland General Electric Company (“PGE” or the “Company”) entered into an unsecured Credit Agreement (the “Term Loan Agreement”) among the Company, as borrower, the lenders party thereto, U.S. Bank National Association, as administrative agent, and CoBank, ACB and Mizuho Bank Ltd., as co-syndication agents. Under the terms of the Term Loan Agreement, the Company may borrow up to an aggregate of $350 million in up to four separate borrowings, subject to the satisfaction or waiver of certain customary conditions. Borrowings made under the Term Loan Agreement may be made through September 23, 2026. The proceeds from the borrowings under the Term Loan Agreement will be used to finance capital expenditures and for general corporate purposes. The Company expects to use a portion of such proceeds to fund capital projects it will acquire pursuant to the Company's 2023 Request for Proposals.

Borrowings under the Term Loan Agreement bear interest, at the Company's option, at a rate equal to either: (i) the Term SOFR Rate (as defined in the Term Loan Agreement) plus 1.10%; or (ii) the Alternate Base Rate (as defined in the Term Loan Agreement) plus 0.10%. In addition, the Company is required to pay each lender under the Term Loan Agreement a commitment fee in respect of any unused commitments under the Term Loan Agreement, which commitment fee accrues from July 22, 2026 to and including the day such commitment terminates, at a percentage rate per annum equal to 0.125%. The maturity date for borrowings under the Term Loan Agreement is March 23, 2028.

The Term Loan Agreement contains customary representations and affirmative and negative covenants (including limitations on total indebtedness exceeding 65% of total capitalization). The Term Loan Agreement also contains events of default customary for credit facilities of this type. The foregoing description of the Term Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Term Loan Agreement filed herewith as Exhibit 10.1 and incorporated herein by reference.

On March 23, 2026, the Company entered into an unsecured Credit Agreement (the “Delayed Draw Term Loan Credit Agreement”) among the Company, as borrower, the lenders party thereto and J.P.Morgan Chase Bank, N.A., as administrative agent, which provides for a senior unsecured delayed draw term loan in an aggregate principal amount of up to $681 million (the “Delayed Draw Term Loan”). The Delayed Draw Term Loan is available to be drawn until the earliest of: (i) the date that is five business days after the Outside Date (as defined in the Acquisition Agreement (as defined below) as such date may be extended in accordance with the terms of the Acquisition Agreement); (ii) the closing of the acquisition of the Acquired Business (as defined below) without any borrowing of the Delayed Draw Term Loan; (iii) the date the Company notifies the administrative agent in writing that the Acquisition Agreement is terminated or a public announcement by the Company of its intention not to proceed with the acquisition of the Acquired Business; and (iv) receipt by the administrative agent of written notice from the Company of its election to terminate all commitments under the Delayed Draw Term Loan in full (the earliest of such dates, the “Commitment Termination Date”). Proceeds from the Delayed Draw Term Loan will be used to finance the purchase of certain assets from PacifiCorp, an Oregon corporation (the “Seller”), and transaction costs related to: (i) the electric transmission and distribution business conducted by the Seller serving customers in certain counties in Washington; and (ii) the ownership and operation of certain generation facilities, including related interconnection and other facilities (the “Acquired Business”). The terms of the acquisition of the Acquired Business are set forth in the Asset Purchase and Service Area Transfer Agreement, dated as of February 15, 2026 (the “Acquisition Agreement”), among the Seller, a wholly owned subsidiary of the Company, and the Company, as set forth in Exhibit 2.1 of the Company's Form 8-K filed on February 17, 2026 (the “Prior Form 8-K”) and incorporated herein by reference. The Company may assign the Delayed Draw Term Loan to such wholly owned subsidiary subject to the satisfaction of certain conditions. Also, per the terms of the Bridge Facility, as set forth in the Prior Form 8-K, the Delayed Draw Term Loan will reduce the commitment amount of the Bridge Facility by the amount committed under the Delayed Draw Term Loan.

Borrowings under the Delayed Draw Term Loan bear interest, at the Company’s option, at a rate equal to either (i) the Term SOFR Rate (as defined in the Delayed Draw Term Loan Credit Agreement), or (ii) the Alternate Base Rate (as defined in the Delayed Draw Term Loan Credit Agreement), in each case, plus an applicable margin determined by reference to the Company’s long-term debt securities credit ratings as set forth in the Delayed Draw Term Loan Credit Agreement. In addition, the Company is required to pay each lender under the Delayed Draw Term Loan (a) a commitment fee in respect of any unused commitments under the Delayed Draw Term Loan, which commitment fee accrues from June 15, 2026 to the date such commitment terminates, in an amount determined by reference to the Company’s long-term debt securities credit ratings as set forth in the Delayed Draw Term Loan Credit Agreement, and (b) a duration fee equal to 0.10% of the aggregate principal amount of advances outstanding on the date that is 180 days after the funding of the Delayed Draw Term Loan. The maturity date for the Delayed Draw Term Loan is 364 days after the funding thereof.

The Delayed Draw Term Loan Credit Agreement contains customary representations and affirmative and negative covenants (including limitations on total indebtedness exceeding 65% of total capitalization). The Delayed Draw Term Loan Credit Agreement also contains events of default customary for credit facilities of this type.The foregoing description of the Delayed Draw Term Loan does not purport to be complete and is qualified in its entirety by reference to the full text of the Delayed Draw Term Loan Credit Agreement filed herewith as Exhibit 10.2 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On March 18, 2026, PGE received the second of two inter-related final orders from the Public Utility Commission of Oregon (“OPUC”) related to recovery of previously deferred amounts related to its January 2024 storm and damage deferral and 2024 reliability contingency event (“RCE”) deferrals.

PGE had previously deferred and sought recovery of $80 million, not including interest, for costs incurred in 2024 under the Company's RCE mechanism, which operates under the power cost adjustment mechanism (“PCAM”) tariff. This mechanism was approved by the OPUC as part of the 2024 General Rate Case proceedings and PGE had requested that the mechanism be extended one year beyond its original sunset date of December 31, 2025. The RCE mechanism allowed PGE to defer and recover 80% of prudent costs for RCEs above amounts forecasted in the Company’s Annual Power Cost Update Tariff, without application of an earnings test, with the remaining 20% flowing through operating expenses and subject to the existing PCAM. In addition to the RCE, PGE also sought recovery in a separate docket of an additional $44 million related to storm costs incurred in January 2024 under the OPUC's state of emergency deferral mechanism.

The OPUC's final order in the RCE mechanism docket approved recovery of $70 million in deferred costs, before consideration of interest, after determining that costs should be shared at a level of 90%, resulting in a reduction to the recovery request. In addition, the OPUC disagreed with PGE's method of estimating the impacts related to wind generating resources in the day ahead forecasts, resulting in a disallowance of $2 million in previously deferred costs. The OPUC also declined to extend the sunset date for the RCE mechanism.

The OPUC's final order in the storm recovery docket is expected to result in recovery of $40 million after a disallowance for some operating and maintenance costs of $1 million and application of an earnings test. The OPUC ordered the application of an earnings test at 20 basis points below the Company's 2024 allowed return on equity of 9.5% on the deferred storm costs of $44 million. The application of the earnings test is expected to result in a $3 million reduction of the previously deferred amounts. The following table provides a summary of the filed amounts and ultimate recovery, excluding the effects of previously accrued interest (in millions):

As filed (includes adjustments from initial filings)
RCE Recovery		$ 80
Storm Recovery		44
Total Request		124
Adjustments
Disallowances	3
Application of 90% sharing mechanism	8

Impact of earnings test	3
Total Adjustments		14
Final Orders		$ 110

As a result of these adjustments and after considering previously accrued interest, PGE expects to record a $15 million, pre-tax charge to earnings under accounting principles generally accepted in the United States of America (“GAAP”) during the first quarter of 2026. PGE intends to exclude the impact of this charge in its first quarter 2026 and full-year 2026 adjusted non-GAAP earnings and its full-year 2026 adjusted earnings guidance.

More information about the the RCE and Storm cost recovery dockets, UE 457 and UE 458, respectively, is available on the OPUC website at www.oregon.gov/puc.

Non-GAAP Financial Measures

This filing contains reference to certain non-GAAP measures, such as adjusted earnings, adjusted earnings per share, and adjusted earnings guidance. These non-GAAP financial measures exclude significant items that are generally not related to the Company's ongoing business activities, are infrequent in nature, or both. PGE believes that excluding the effects of these items provides a meaningful representation of the Company's comparative earnings per share and enables investors to evaluate the Company's ongoing operating financial performance.

Management utilizes non-GAAP measures to assess the Company's current and forecasted performance, and for communications with shareholders, analysts, and investors. Non-GAAP financial measures are supplementary information that should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP.

Due to the forward-looking nature of PGE’s non-GAAP adjusted earnings guidance, management is unable to estimate specific items requiring adjustment, which could potentially impact the Company’s GAAP earnings (such as potential adjustments described above) for future periods and therefore cannot provide a reconciliation of non-GAAP adjusted earnings per share guidance to the most comparable GAAP financial measure without unreasonable effort.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.
10.1

Credit Agreement dated as of March 23, 2026 among Portland General Electric Company; the lenders party thereto; U.S. Bank National Association, as Administrative Agent; and CoBank, ACB and Mizuho Bank, LTD. as Co-Syndication Agents.

10.2

Credit Agreement dated as of March 23, 2026 among Portland General Electric Company, the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and Barclays Bank PLC, as Syndication Agent.

104	Cover page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PORTLAND GENERAL ELECTRIC COMPANY
(Registrant)

Date:	March 24, 2026	By:	/s/ Joseph R. Trpik
Joseph R. Trpik
Senior Vice President, Finance and Chief Financial Officer